
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET DATED SEPTEMBER 30,
1999 AND UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE
MONTHS ENDED SEPTEMBER 30, 1999 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS.
AMENDED FINANCIAL DATA SCHEDULE
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999<F5>
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               SEP-30-1999<F5>
<CASH>                                         205,768
<SECURITIES>                                 1,347,243<F1>
<RECEIVABLES>                                  197,419
<ALLOWANCES>                                         0
<INVENTORY>                                     95,149
<CURRENT-ASSETS>                             1,269,785<F6>
<PP&E>                                         550,858
<DEPRECIATION>                                 232,396
<TOTAL-ASSETS>                               2,468,319<F6>
<CURRENT-LIABILITIES>                          371,192
<BONDS>                                        350,736<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,819
<OTHER-SE>                                   1,679,075<F3><F6>
<TOTAL-LIABILITY-AND-EQUITY>                 2,468,319<F6>
<SALES>                                        308,295
<TOTAL-REVENUES>                               569,046
<CGS>                                          138,215
<TOTAL-COSTS>                                  138,215
<OTHER-EXPENSES>                               225,958<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              17,866
<INCOME-PRETAX>                                121,451
<INCOME-TAX>                                    18,938
<INCOME-CONTINUING>                            102,513
<DISCONTINUED>                                  26,297
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   128,810
<EPS-BASIC>                                       0.71
<EPS-DILUTED>                                     0.69

<F1>CONSISTS OF SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT
SECURITIES.
<F2>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES AND NOTES PAYABLE, NET OF
CURRENT MATURITIES.
<F3>CONSISTS OF ADDITIONAL PAID-IN CAPITAL, ACCUMULATED DEFICIT, COST OF
TREASURY STOCK, AND ACCUMULATED OTHER COMPREHENSIVE LOSS.
<F4>CONSISTS OF RESEARCH AND DEVELOPMENT, RESTRUCTURING AND REORGANIZATION
CHARGES AND OTHER OPERATING EXPENSES.
<F5>DURING THE FIRST QUARTER OF 1999, THE COMPANY CHANGED ITS FISCAL YEAR FROM A 52
OR 53-WEEK YEAR ENDING ON THE SUNDAY NEAREST THE LAST DAY IN DECEMBER, TO A
CALENDAR YEAR ENDING ON DECEMBER 31.
<F6>IN THE THIRD QUARTER OF 2000, THE COMPANY RECORDED AN ADJUSTMENT TO "OTHER
COMPREHENSIVE INCOME (LOSS)" AND AN ADJUSTMENT TO "TAXES PAYABLE," WITH AN
OFFSETTING ADJUSTMENT TO THE DEFERRED TAX LIABILITY, WHICH REPRESENTED THE
CUMULATIVE TAX EFFECT ON THE COMPANY'S NET UNREALIZED GAINS FROM INVESTMENTS AND
THE COMPANY'S FOREIGN CURRENCY TRANSLATION ADJUSTMENTS, RESPECTIVELY. CERTAIN
PREVIOUSLY REPORTED AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE
SEPTEMBER 30, 2000 PRESENTATION.

